UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)
October 15, 2009
General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)
(312) 960-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) Effective October 15, 2009, General Growth Properties, Inc. (the “Company”) adopted a Key Employee Incentive Plan (the “KEIP”) designed to help ensure that the Company’s compensation practices remain competitive and the interests of key Company employees and other Company stakeholders remain aligned during its reorganization under Chapter 11 of Title 11 of the United States Code (“Chapter 11”).
Forty-seven Company executives are or will be eligible to participate in the KEIP, including, but not limited to, the Company’s Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer (if a Chief Financial Officer is hired by the Company) and certain other executive officers whose compensation was disclosed in the Company’s most recent proxy statement (the “Executive Officers”). KEIP participants were chosen either because they are essential to the Company’s operations or integral to the Company’s Chapter 11 reorganization process.
KEIP participants are eligible to receive cash payments based on the recoveries to all unsecured creditors (excluding inter-company claims among the Company and its subsidiaries) of the Company, GGP Limited Partnership, GGPLP L.L.C. and The Rouse Company Limited Partnership (each a Company subsidiary and a debtor under Chapter 11)(the “Parent Level Debt”) and third-party equity holders of such entities (collectively with the Parent Level Debt, the “Parent Level Debt and Equity”) pursuant to the approved plans of reorganization of such entities under Chapter 11 (the “Plans of Reorganization”).
Recovery based payment amounts are based on (i) a target opportunity assigned to each KEIP participant equal to between 30% and 225% of such participant’s base salary (the “KEIP Target Opportunity”) and (ii) the value of the consideration distributed to the holders of Parent Level Debt and Equity pursuant to the Plans of Reorganization, compared to the aggregate claim amounts of the Parent Level Debt (the “Recovery Percentage”). KEIP participants are entitled to receive a cash payment equal to their KEIP Target Opportunity multiplied by a percentage which increases as the Recovery Percentage increases, with no maximum.
The KEIP Target Opportunity (expressed as a percentage of their annual base salary) for the Executive Officers are:

Adam Metz Chief Executive Officer	225%
Thomas H. Nolan, Jr. President and Chief Operating Officer	200%
Sharon Polonia Executive Vice President, Asset Management	125%
Edmund Hoyt Interim Chief Financial Officer	75%
Robert Michaels Vice Chairman	40%

Amounts payable to the Company’s Chief Executive Officer and President and Chief Operating Officer pursuant to the KEIP will be reduced by the amount of any discretionary compensation paid to such officers for 2009.
In addition to recovery based payments, the KEIP provides for a separate bonus pool of $10 million if the Company emerges from Chapter 11 on or before June 30, 2010, and a bonus pool of $5 million if the Company emerges from Chapter 11 between July 1, 2010 and September 30, 2010. The entire amount of the applicable pool, if any, will be paid to one or more KEIP participants, in amounts and to participants determined in the discretion of the Compensation Committee of the Company’s Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Adam Metz
Adam Metz
Chief Executive Officer

Date: October 21, 2009